SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  November 4, 2002

                               Trenwick Group Ltd.
             (Exact Name of Registrant as Specified in its Charter)

Bermuda                             1-16089                    98-0232340
State or Other Jurisdiction         (Commission               (IRS Employer
of Incorporation)                   File Number)            Identification No.)

LOM Building, 27 Reid Street
Hamilton, HM 11, Bermuda                                      Not Applicable
(Address of Principal Executive Offices)                        (Zip Code)

Registrant's telephone number, including area code  (441) 292-4985


          (Former Name or Former Address, if Changed Since Last Report)
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Item 5. - Other Events

      On November 4, 2002, Trenwick Managing Agents Limited, a subsidiary of Trenwick Group Ltd. ("Trenwick"), executed a letter agreement with National Indemnity Company, a member of the Berkshire Hathaway group of insurance companies. In the letter agreement, National Indemnity Company agreed to provide to Trenwick's Lloyd's Syndicate 839 (pound)100 million in capital and a (pound)30 million qualifying quota share reinsurance facility for the 2003 year of account. The capital is to be applied to the aviation insurance segment of Syndicate 839's business. In consideration of National Indemnity Company's commitment to provide capital to Syndicate 839 for the 2003 year of account, Trenwick Managing Agents will pay National Indemnity Company a commitment fee of (pound)3 million through adjustment to the terms of the qualifying quota share reinsurance facility between Trenwick Managing Agents and National Indemnity Company for the 2002 year of account.

      On November 4, 2002, Trenwick issued a press release announcing the transaction with National Indemnity Company. A copy of the press release is filed herewith as Exhibit 99.2 and is incorporated by reference herein.

Item 7. Financial Statements and Exhibits

(c)   Exhibits

99.1 Letter Agreement, dated as of November 1, 2002, between Trenwick Managing Agents Limited and National Indemnity Company.

99.2  Press release of Trenwick Group Ltd. issued November 4, 2002.


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                                    SIGNATURE

      Pursuant to the Requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      TRENWICK GROUP LTD.

                                      By:   /s/ W. Marston Becker
                                         ---------------------------------
                                         W. Marston Becker
                                         Acting Chairman and
                                         Acting Chief Executive Officer

Dated: November 5, 2002


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                                  EXHIBIT INDEX

Exhibit          Description of Exhibit
-------          ----------------------

99.1 Letter Agreement, dated as of November 1, 2002, between Trenwick Managing Agents Limited and National Indemnity Company.

99.2  Press release of Trenwick Group Ltd. issued November 4, 2002.